Exhibit 99.1

WRITTEN AGREEMENT

RELATING TO THE FILING OF

JOINT 13D STATEMENT -- SEC RULE 13d-1(k)

Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission, each of the undersigned hereby agrees to the joint filing of Amendment No. 23 to this Schedule 13D/A statement under the Securities Exchange Act of 1934 relating to distribution of the common stock of Emmis Communications Corporation.

Dated: September 16, 2016	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan

E Acquisition Corporation

	By:	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan
President